Exhibit 99.1

Atria Senior Living Group, Inc.

Condensed Consolidated Financial Statements as of March 31, 2011 and for the Three Months Ended March 31, 2011 and 2010 (unaudited)

ATRIA SENIOR LIVING GROUP, INC.

TABLE OF CONTENTS

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited):

Statements of Operations	1

Balance Sheets as of March 31, 2011 and December 31, 2010	2

Statement of Stockholder’s Equity	3

Statements of Cash Flows	4–5

Notes to Condensed Consolidated Financial Statements	6–7

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (unaudited)

(In thousands)

	March 31,	March 31,
	2011	2010

REVENUES:
Assisted and independent living revenues	$121,703	$115,300
Managed facility reimbursements	17,341	17,447
Management fees	2,282	2,258

Total operating revenues	141,326	135,005

OPERATING EXPENSES:
Assisted and independent living operating expenses	79,731	75,881
Managed facility reimbursed expenses	17,341	17,447
General and administrative expenses	11,788	11,525
Depreciation and amortization	13,497	12,467
Community rent expense	4,933	4,876
Loss on disposition of assets — net	829	931
Impairment and lease termination costs	380	35
Development expenses	278	746

Total operating expenses	128,777	123,908

OPERATING INCOME	12,549	11,097

OTHER INCOME (EXPENSE):
Interest expense	(17,437)	(17,135)
Interest income	74	30
Loss on debt extinguishment	—	(2)
Other — net	(16)	(22)

LOSS BEFORE INCOME TAXES	(4,830)	(6,032)

INCOME TAX BENEFIT	667	1,716

NET LOSS	$(4,163)	$(4,316)

See notes to condensed consolidated financial statements.

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2011 AND DECEMBER 31, 2010 (unaudited)

(In thousands, except share amounts)

	March 31,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$134,637	$143,833
Restricted cash — current	9,810	12,025
Resident accounts receivable — net	3,034	3,596
Due from affiliates	8,326	9,825
Deferred income taxes	3,679	3,679
Other current assets	7,972	7,248

Total current assets	167,458	180,206

PROPERTY AND EQUIPMENT — Net	1,034,546	1,037,012

LEASEHOLD INTERESTS AND OTHER INTANGIBLES — Net	16,093	16,583

GOODWILL	96,784	96,784

DEFERRED FINANCING COSTS — Net	10,657	11,384

LEASEHOLD DEPOSITS	5,127	5,127

RESTRICTED CASH	12,419	11,990

TOTAL	$1,343,084	$1,359,086

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,013	$5,989
Accrued liabilities	54,710	60,022
Due to affiliates	95	109
Capital lease obligations due within one year	1,335	1,288
Long-term debt due within one year	19,007	18,830

Total current liabilities	80,160	86,238

CAPITAL LEASE AND DEFERRED FINANCING OBLIGATIONS	223,009	223,082

LONG-TERM DEBT	819,813	824,321

DEFERRED INCOME TAXES	27,973	28,642

OTHER LONG-TERM LIABILITIES	12,605	12,592

Total liabilities	1,163,560	1,174,875

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDER’S EQUITY:
Common stock, $.001 par value — authorized 2,000 shares; 1,000 issued and outstanding	—	—
Paid-in capital	997,064	997,064
Advances to affiliates	(6,314)	(5,790)
Accumulated deficit	(811,226)	(807,063)

Total stockholder’s equity	179,524	184,211

TOTAL	$1,343,084	$1,359,086

See notes to condensed consolidated financial statements.

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2011 (unaudited)

(In thousands, except share amounts)

						Total
	Common Stock			Accumulated	Advances to	Stockholder’s
	Shares	Amount	Paid-In-Capital	Deficit	Affiliates	Equity

BALANCE — January 1, 2011	1,000	$—	$997,064	$(807,063)	$(5,790)	$184,211

Advances to Affiliates	—	—	—	—	(524)	(524)

Net loss	—	—	—	(4,163)	—	(4,163)

BALANCE — March 31, 2011	1,000	$—	$997,064	$(811,226)	$(6,314)	$179,524

See notes to condensed consolidated financial statements.

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (unaudited)

(In thousands)

	March 31,	March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,163)	$(4,316)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,497	12,467
Loss on disposition of assets	829	931
Deferred financing costs amortization	727	714
Deferred taxes	(669)	(1,722)
Amortization of leasehold interests	516	516
Provision for doubtful accounts	250	242
Loss on debt extinguishment	—	2
Other	(77)	9
Change in operating assets and liabilities:
Resident accounts receivable — net	312	360
Other current assets	(746)	419
Accounts payable and other accrued liabilities	(5,488)	3,887
Due to/from affiliates	1,485	(1,219)

Net cash provided by operating activities	6,473	12,290

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,594)	(13,300)
Change in restricted cash and leasehold deposits	1,779	(153)

Net cash used in investing activities	(10,815)	(13,453)

(Continued)

ATRIA SENIOR LIVING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (unaudited)

(In thousands)

	March 31,	March 31,
	2011	2010

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of long-term debt	$430	$12,304
Repayment of principal on long-term debt and bonds	(4,760)	(12,896)
Advances to Affiliates	(524)	—
Debt issuance costs	—	(640)

Net cash used in financing activities	(4,854)	(1,232)

CHANGE IN CASH AND CASH EQUIVALENTS	(9,196)	(2,395)

CASH AND CASH EQUIVALENTS — Beginning of period	143,833	174,235

CASH AND CASH EQUIVALENTS — End of period	$134,637	$171,840

SUPPLEMENTAL INFORMATION:
Cash paid during the year for interest payments	$17,229	$16,943

Purchase of property and equipment included in liabilities	$6,632	$8,879

See notes to condensed consolidated financial statements.	(Concluded)

ATRIA SENIOR LIVING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (unaudited)

1.                      THE COMPANY AND BACKGROUND

Organization — Atria Senior Living Group, Inc. (“Atria”) and subsidiaries (the “Company”), an indirect wholly-owned subsidiary of LF Strategic Realty Investors II L.P., LFSRI II-CADIM Alternative Partnership L.P., and LFSRI II Alternative Partnership L.P. (collectively known as “LFSRI II”), is a national provider of assisted and independent living services for seniors.

Background — As of March 31, 2011, the Company owned or operated 95 communities located in 27 states with a total of 11,324 units. Of the 95 communities, 71 are owned by the Company and 24 are operated by the Company pursuant to long-term leases.  The company also managed 29 communities for Lazard Senior Housing Partners LP, a related investment fund, and one community for an unrelated third party.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying condensed consolidated financial statements include the Company’s subsidiaries and all variable interest entities where the Company is considered the primary beneficiary. Intercompany transactions have been eliminated.

In the opinion of management, these financial statements include all adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company as of March 31, 2011, and for all periods presented.  Those adjustments are of a normal and recurring nature.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures included are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of the financial position or operating results for an entire year. It is suggested that these interim financial statements be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2010.

3.                      INCOME TAXES

The Company’s effective tax rate for the three months ended March 31, 2011 and 2010 reflected an income tax benefit of 13.9% and 28.5%, respectively.  The Company has a valuation allowance reducing its deferred tax assets to an amount that is more likely than not to be realized. The difference between the Company’s effective tax rate and the federal statutory rate is primarily due to increases in the valuation allowance.

4.                      CONTINGENCIES AND GUARANTEES

The Company is subject to claims and legal actions in the ordinary course of its business. The Company believes that any liability resulting from these matters, after taking into consideration its insurance coverages and amounts recorded in the consolidated financial statements, will not have a material adverse effect on its consolidated financial position, results of operations, and cash flows.

The Company has made certain guarantees to third parties, particularly related to communities that have been sold. These guarantees may survive the expiration of the term of the agreement or extend into perpetuity (unless subject to a legal statute of limitations). There are no specific limitations on the maximum potential amount of future payments to be made under these guarantees, as the triggering events are not subject to predictability. The Company believes the likelihood of any losses resulting from these guarantees, including the effect of insurance coverages that would mitigate any potential payments, is remote, and historically the Company has not been required to make payments under these guarantees.

5.                      VENTAS TRANSACTION

On October 21, 2010, the Company announced that it had signed a definitive agreement to merge its real estate with Ventas, Inc., a healthcare real estate investment trust. As part of this transaction, Ventas, Inc. will acquire all of the Company’s senior living communities. Subject to certain approvals, the transaction is expected to close during the second quarter of 2011.

6.                      SUBSEQUENT EVENTS

The Company’s financial statements are available for issue as of April 29, 2011. Any subsequent events have been evaluated through this date.

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